   As filed with the Securities and Exchange Commission on September 13, 2002
                                                       Registration No. 33-50701
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________
                               Amendment No. 1 to
                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ______________

                             McDonald's Corporation
               (Exact name of issuer as specified in its charter)

              DELAWARE                              36-2361282
     (State of Incorporation)          (I.R.S. Employer Identification No.)

              One McDonald's Plaza, Oak Brook, Illinois 60523-1900
              (Address and zip code of principal executive offices)
                                 ______________
       McDONALD'S CORPORATION SUPPLEMENTAL PROFIT SHARING AND SAVINGS PLAN
                              Formerly Known as the
   McDONALD'S CORPORATION DEFERRED INCOME PLAN, the McDONALD'S 1989 EXECUTIVE EQUALIZATION PLAN, the McDONALD'S SUPPLEMENTAL EMPLOYEE BENEFIT EQUALIZATION
       PLAN, and the McDONALD'S PROFIT SHARING PROGRAM EQUALIZATION PLAN
                            (Full title of the Plan)
                                 ______________

                                 GLORIA SANTONA
         Corporate Senior Vice President, General Counsel and Secretary
                              One McDonald's Plaza
                         Oak Brook, Illinois 60523-1900
                                 (630) 623-3373
            (Name, address and telephone number of agent for service)
                                 ______________

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                                   Proposed        Proposed
                                                               Amount of           Maximum          Maximum           Amount of
           Title of Securities                                Shares to be      Offering Price     Aggregate         Registration
            to be Registered                                 Registered (1)       Per Share      Offering Price          Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share ...................         (2)                 N/A              N/A               (2)
==================================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.
(2) No additional shares are being registered and, accordingly, no separate fee is payable with respect to this Amendment.

================================================================================

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by McDonald's Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001;

     (b) The Company's 2002 Annual Meeting Notice, Proxy Statement and 2001 Financial Information;

     (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2002; and

     (d) The description of the Company's common stock under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 8-A, dated December 23, 1988, as amended in the Company's Forms 8-K, dated May 25, 1989 and July 25, 1990.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

        (a) The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

        (b) The legality of the securities being offered hereunder has been passed upon by Gloria Santona, Corporate Senior Vice President, General Counsel and Secretary of the Company, One McDonald's Plaza, Oak Brook, Illinois 60523. Ms. Santona is a full-time employee of the Company and owns, and holds options to purchase, shares of the Company's Common Stock.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "GCL") provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify a director or officer in a derivative suit if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, unless the director or officer is found liable to the corporation (in which case a court may permit indemnity for such director or officer to the extent it deems proper).

     Article V of our By-Laws provides that we shall indemnify and hold harmless each director and officer to the fullest extent permitted under the GCL, provided that the person seeking indemnification has met the applicable standard of conduct set forth in the By-Laws. Such indemnification could cover all expenses, as well as liabilities and losses incurred by directors and officers. The Board of Directors has the authority, by resolution, to provide for other indemnification of directors and officers, as it deems appropriate.

     The By-Laws further provide that we may maintain insurance at our expense to protect any director or officer against any expenses, liabilities or losses, whether or not we would have the power to indemnify such director or officer against such expenses, liabilities or losses under the GCL. Pursuant to this provision, we maintain insurance against any liability incurred by our directors and officers in defense of any action in which they are made parties by reason of their positions as directors and officers.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

        The undersigned Registrant hereby files the exhibits identified on the
Exhibit Index and included as part of this Registration Statement.

Item 9. Undertakings

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, and State of Illinois, on the 13th day of September 2002.

                                              McDONALD'S CORPORATION
                                              (Registrant)


                                              By  /s/ Stanley R. Stein
                                                --------------------------------
                                                  Stanley R. Stein
                                                  Executive Vice President

                                INDEX TO EXHIBITS

Exhibit
Number         Exhibit

4.        Instruments defining the rights of security holders, including
          Indentures(A):

          (a) Senior Debt Securities Indenture, dated as of October 19, 1996, incorporated herein by reference from Exhibit 4(a) of Form S-3 Registration Statement (File No. 333-14141).

               (i) 6-3/8% Debentures due January 8, 2028. Supplemental Indenture No. 1, dated as of January 8, 1998, incorporated herein by reference from Exhibit 4(a) of Form 8-K, dated January 5, 1998.

               (ii) 6% REset Put Securities, due 2012. Supplemental Indenture No. 3, dated as of June 23, 1998, incorporated herein by reference from Exhibit 4(a) of Form 8-K dated June 18, 1998.

               (iii) Medium-Term Notes, Series F, due from 1 year to 60 years from the Date of Issue. Supplemental Indenture No. 4, incorporated herein by reference from Exhibit 4(c) of Form S-3 Registration Statement (File No. 333-59145), dated July 15, 1998.

               (iv) Medium-Term Notes, Series G, due from 1 year to 60 years from Date of Issue. Supplemental Indenture, No. 6, incorporated herein by reference from Exhibit 4(c) of Form S-3 Registration Statement (File No. 333-60170), dated May 3, 2001.

               (v) Medium-Term Notes, Series H, due from 1 year to 60 years from Date of Issue. Supplemental Indenture No. 7, incorporated herein by reference from Exhibit 4(c) of Form S-3 Registration Statement (File No. 333-92212), dated July 22, 2002.

          (b) Subordinated Debt Securities Indenture, dated as of October 18, 1996, incorporated herein by reference from Form 8-K, dated October 18, 1996.

               (i) 7.31% Subordinated Deferrable Interest Debentures due 2027. Supplemental Indenture No. 3, dated September 24, 1997, incorporated herein by reference from Exhibit 4(b) of Form 8-K, dated September 19, 1997.

          (c) Debt Securities. Indenture, dated as of March 1, 1987, incorporated herein by reference from Exhibit 4(a) of Form S-3 Registration Statement (File No. 33-12364).

               (i) Medium-Term Notes, Series B, due from nine months to 30 years from Date of Issue. Supplemental Indenture No. 12, incorporated herein by reference from Exhibit (4) of Form 8-K, dated August 18, 1989, and Forms of Medium-Term Notes, Series B, incorporated herein by reference from Exhibit
                     (4)(b) of Form 8-K, dated September 14, 1989.

               (ii) Medium-Term Notes, Series C, due from nine months to 30 years from Date of Issue. Form of Supplemental Indenture No. 15, incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement (File No. 33-34762), dated May 14, 1990.

               (iii) Medium-Term Notes, Series C, due from nine months (U.S.
                     Issue)/184 days (Euro Issue) to 30 years from Date of Issue. Amended and restated Supplemental Indenture No. 16 incorporated herein by reference from Exhibit 4 of Form 10-Q for the period ended March 31, 1991.

               (iv) 8-7/8% Debentures, due 2011. Supplemental Indenture No. 17, incorporated herein by reference from Exhibit (4) of Form 8-K dated April 22, 1991.

               (v) Medium-Term Notes, Series D, due from nine months (U.S. Issue)/184 days (Euro Issue) to 60 years from Date of Issue. Supplemental Indenture No. 18, incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement (File No. 33-42642), dated September 10, 1991.

               (vi) 7-3/8% Debentures, due July 15, 2033. Form of Supplemental Indenture No. 21, incorporated herein by reference from Exhibit (4)(a) of Form 8-K, dated July 15, 1993.

               (vii) Medium-Term Notes, Series E, due from nine months (U.S. Issue)/ 184 days (Euro Issue) to 60 years from the Date of Issue. Supplemental Indenture No. 22, incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement (File No. 33-60939), dated July 13, 1995.

               (viii) 7.05% Debentures, due 2025. Form of Supplemental Indenture
                      No. 24, incorporated herein by reference from Exhibit
                      (4)(a) of Form 8-K, dated November 13, 1995.

10.       Material Contracts:

          (a) 1975 Stock Ownership Option Plan, as amended and restated, incorporated by reference from Form 10-Q for the quarter ended September 30, 2001.*

          (b) 1992 Stock Ownership Incentive Plan, as amended and restated, incorporated by reference from Form 10-Q for the quarter ended March 31, 2001.*

          (c) 1999 Non-Employee Director Stock Option Plan, as amended and restated, incorporated by reference from Form 10-Q for the quarter ended September 30, 2000.*

          (d) McDonald's Corporation 2001 Omnibus Stock Ownership Plan, incorporated herein by reference from Form 10-Q for the quarter ended June 30, 2001.*

5.        Opinion of Gloria Santona, including consent.

23(a)     Consent of Gloria Santona is included in Exhibit 5.

23(b)     Consent of Ernst & Young LLP.
__________
* Denotes compensatory plan.
(A) Other instruments defining the rights of holders of long-term debt of the Registrant and all of its subsidiaries for which consolidated financial statements are required to be filed and which are not required to be registered with the Securities and Exchange Commission, are not included herein, as the securities authorized under these instruments, individually, do not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. An agreement to furnish a copy of any such instruments to the Securities and Exchange Commission upon request has been filed with the Commission.